                                                            File No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                      Virginia Electric and Power Company
            (Exact name of Registrant as specified in its charter)

               Virginia                              54-0418825
       (State of incorporation)         (I.R.S. Employer Identification No.)

                               ----------------

             701 East Cary Street, Richmond, Virginia 23219-3932
                                (804) 771-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

  John A. Shaw, Senior Vice President, Chief Financial Officer and Treasurer
            Philip W. Nichols, Coordinator-Finance Administration
                     Virginia Electric and Power Company
             701 East Cary Street, Richmond, Virginia 23219-3932
                                (804) 771-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
      Thomas F. Farrell II                        F. Claiborne Johnston, Jr.
Virginia Electric and Power Company                Mays & Valentine, L.L.P.
      701 East Cary Street                           1111 East Main Street
Richmond, Virginia 23219-3932                    Richmond, Virginia 23218-1122

  Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                      Proposed
                                   Amount              Maximum            Amount of
  Title of Each Class of            to be             Aggregate         Registration
 Seurities to be Registered      Registered      Offering Price (*)          Fee
------------------------------------------------------------------------------------
Medium-Term Notes..........   U.S. $400,000,000   U.S. $400,000,000       $111,200
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(*) Exclusive of accrued interest and estimated solely for the purpose of calculating the registration fee.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                               U.S. $400,000,000

                      Virginia Electric and Power Company

                          Medium-Term Notes, Series G

                    Due 9 Months or More from Date of Issue

                               ----------------

The Company: Virginia Electric and Power Company. Our principal executive office is located at 701 East Cary Street, Richmond, Virginia 23219-3932 and our telephone number is (804) 771-3000.

Terms: We plan to offer and sell Notes, ranking as senior unsecured indebtedness of the Company, with various terms, including the following:

  . Maturities of 9 months                    . Interest at fixed or
    or more from date of                        floating rates. The
    issue                                       floating interest rate may
                                                be based on one or more of
  . Redemption and/or                           the following indices plus
    repayment provisions,                       or minus a spread and/or
    if applicable, whether                      multiplied by a spread
    mandatory or at the                         multiplier:
    option of the Company
    or noteholders                              .CD rate           .Prime rate
                                                .LIBOR             .Treasury
  . Payments in U.S.                            .Federal funds      rate
    dollars or one or more                       rate              .CMT rate
    foreign currencies                          .Commercial paper
                                                 rate
  . Minimum denominations
    of $1,000 or other                        . Interest payments on fixed
    specified                                   rate Notes on a semiannual
    denominations for                           basis
    foreign currencies
                                              . Interest payments on
  . Book-entry (through                         floating rate Notes on a
    The Depository Trust                        monthly, quarterly,
    Company) or                                 semiannual or annual basis
    certificated form

We will specify the final terms for each Note, which may be different from the terms described in this prospectus, in the applicable pricing supplement.

  Investing in the Notes involves certain risks. See RISK FACTORS on page 4.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable pricing or prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                  Agent's Discounts
                         Public Offering Price     And Commissions              Proceeds to
                         --------------------- ----------------------- -----------------------------
Per Note................         100%              .125%-.750%(2)             99.875%-99.250%
Total(1)................   U.S.$400,000,000    U.S.$500,000-$3,000,000 U.S.$399,500,000-$397,000,000

--------
(1) Or the equivalent thereof in one or more foreign or composite currencies.

(2) Or as agreed, in the case of Notes with a maturity of more than 30 years.

  We may sell Notes to the Agents referred to below as principal for resale at varying or fixed offering prices or through the Agents as agent using their reasonable efforts on our behalf. We may also sell Notes without the assistance of the Agents (whether acting as principal or as agent).

                               ----------------

Merrill Lynch & Co.
                     Goldman, Sachs & Co.
                                   Lehman Brothers
                                                     Morgan Stanley Dean Witter

                               ----------------

                  The date of this prospectus is       , 1999

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports and other information with the Securities and Exchange Commission or the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings (file number 01-2255) are also available to the public at the SEC's web site at http://www.sec.gov. You may also read any copy of these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until such time as all of the securities covered by this prospectus have been sold:

    1. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998; and

    2. The Company's Current Report on Form 8-K, filed March 29, 1999.

  You may request a copy of these filings, at no cost, by writing or telephoning us as follows:

    Treasurer
    Virginia Electric and Power Company
    One James River Plaza
    P.O. Box 26666,
    Richmond, Virginia 23261-6666
    Telephone (804) 771-3000

  You should not assume that the information in this prospectus and the accompanying pricing supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying pricing supplement or any sale of the Notes. Additional updating information with respect to the matters discussed in this prospectus and the accompanying pricing supplement may be provided in the future by means of appendices or supplements to this prospectus and the accompanying pricing supplement or other documents including those incorporated by reference.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  We make forward-looking statements in this document, and in our public filings to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words or phrases "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" or similar words or phrases, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities. These possible events or factors include the following: political and economic risks, market demand for energy, inflation, capital market conditions, current governmental policies, legislative and regulatory actions (including those of the Federal Energy Regulatory Commission (FERC), the Environmental Protection Agency, the Department of Energy, the Nuclear Regulatory Commission, the State Corporation Commission of Virginia (Virginia Commission) and the North Carolina Utilities Commission (the North Carolina Commission)), industry deregulation and rate structure and legal and administrative proceedings. Some other important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements include changes in and compliance with environmental laws and policies, weather conditions and catastrophic weather-related damage, present or prospective wholesale and retail competition, competition for new energy development opportunities, pricing and transportation of commodities, operation of nuclear power facilities, acquisition and disposition of assets and facilities, recovery of the cost of purchased power, nuclear decommissioning costs, our ability as well as the ability of our suppliers and customers to successfully address Year 2000 compliance issues, exposure to changes in the fair value of commodity contracts, counter-party credit risk and unanticipated changes in operating expenses and capital expenditures. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time and it is not possible to predict all factors, nor can we assess the impact of each factor on the Company.

  The forward-looking statements contained or referred to in this prospectus speak only as of the date on which the statements are made. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect changes in our expectations or any change in events, conditions or circumstances on which any of these statements are based.

                 IMPORTANT INFORMATION FOR NON-U.S. RESIDENTS

  The information set forth in this prospectus and any prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of (and premium, if any) and interest on the Notes. Non-U.S. residents should consult their own financial and legal advisers with regard to these matters.

                        IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for the Notes in U.S. dollars, or in other currencies, including composite currencies, as may be specified in the applicable pricing supplement (the Specified Currency), and payments of principal (and premium, if any) and interest on the Notes will also be made in U.S. dollars, unless the applicable pricing supplement provides that payments will be made in a Specified Currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into the Specified Currencies and vice versa. Most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in the applicable pricing supplement or unless alternative arrangements are made, payment of principal (and premium, if any) and interest made in a Specified Currency other than U.S. dollars will be made to an account at a bank outside of the United States. See DESCRIPTION OF THE NOTES and SPECIAL PROVISIONS RELATING TO NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.

                                THE PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a pricing supplement that will contain specific information about the terms of that offering. A supplement to this prospectus may also add, update or change information contained in this prospectus. If you are considering an investment in the Notes, you should read this prospectus and any supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                                 RISK FACTORS

  Your investment in the Notes will include certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of these risks and their relationship to the Notes.

Structure Risks

 General

  If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and that volatility may continue in the future.

 Redemption and Repayment

  If your Notes are redeemable at our option, or are otherwise subject to mandatory redemption, or are repayable at your option, we may choose to (in the case of optional redemption) or must (in the case of mandatory redemption or repayment) redeem or repay your Notes at times when prevailing interest rates are lower than the rates established by your Notes. Accordingly, you generally will not be able to reinvest the redemption or repayment proceeds, as the case may be, in a comparable security at an effective interest rate as high as that of the Notes.

 Uncertain Trading Markets

  We cannot assure you a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

  . the complexity and volatility of the index or formula applicable to the Notes,

  . the method of calculating the premium, if any, and interest in respect of the Notes,

  .  the time remaining to the maturity of the Notes,

  .  the outstanding amount of the Notes,

  .  the redemption or repayment features of the Notes,

  . the amount of other debt securities linked to the index or formula applicable to the Notes, and

  .  the level, direction and volatility of market interest rates generally.

  In addition, certain Notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell these Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. You should not purchase Notes unless you understand and know you can bear these investment risks.

Exchange Rates and Exchange Controls

  If you invest in Notes that are denominated and/or payable in a foreign currency or composite currency, there will be significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and your payment currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on Notes denominated in foreign currencies or composite currencies are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your Notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption or repayment of these Notes and, generally, in the U.S. dollar equivalent market value of Notes denominated in foreign currencies or currency units.

  Governments have imposed from time to time, and may in the future impose or modify, exchange controls that could affect exchange rates and the availability of your payment currency (other than U.S. dollars) on the date interest payments are due or at a Note's maturity or earlier redemption or repayment. The imposition or modification of exchange or currency controls may not be a matter of public knowledge prior to its occurrence. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date for circumstances beyond our control. In these cases, we will be allowed to satisfy in U.S. dollars our obligations in respect of Notes denominated in foreign currencies or composite currencies.

Credit Ratings

  The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the value of your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

                                  THE COMPANY

  The Company is a Virginia corporation with its principal office located at 701 East Cary Street, Richmond, Virginia 23219-3932. The telephone number is
(804) 771-3000. All of our common stock is held by Dominion Resources, Inc., a Virginia corporation (Dominion Resources).

  The Company is a public utility engaged in the generation, transmission, distribution and sale of electric energy within a 30,000 square-mile area in Virginia and northeastern North Carolina. We supply energy at retail to approximately two million customers. In addition we sell electricity at wholesale to rural electric cooperatives, power marketers and certain municipalities.

  In Virginia we trade under the name "Virginia Power." The Virginia service area comprises about 65 percent of Virginia's total land area, but accounts for over 80 percent of its population. In North Carolina we trade under the name "North Carolina Power" and serve retail customers in the northeastern region of the state, excluding certain municipalities. We also engage in off-system wholesale purchases and sales of electricity and purchases and sales of natural gas and are developing trading relationships beyond the geographic limits of our retail service territory. The FERC, the Virginia Commission and the North Carolina Commission are the principal regulators of our electric operations.

                                USE OF PROCEEDS

  The proceeds from the sale of the Notes will be added to our general funds and will be used to meet a portion of our capital requirements. These requirements consist principally of construction, operating and maintenance expenditures and refunding of outstanding securities. For a more detailed discussion of our capital requirements and our financing program, see CAPITAL REQUIREMENTS AND FINANCING PROGRAM and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS under the headings CAPITAL REQUIREMENTS and RESULTS OF OPERATIONS, respectively, in our most recent Annual Report on Form 10-K (incorporated by reference).

                      RATIO OF EARNINGS TO FIXED CHARGES

  In the ratio of earnings to fixed charges, earnings was computed by adding taxes on income and fixed charges to Net Income. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, which approximates the interest factor. These earnings are then divided by total fixed charges.

                                                                  Year
                                                        ------------------------
                                                        1998 1997 1996 1995 1994
                                                        ---- ---- ---- ---- ----
   Ratio of earnings to fixed charges.................. 2.19 3.21 3.14 2.99 3.19

                           DESCRIPTION OF THE NOTES

  The Notes will be issued under an Indenture, dated as of April 1, 1988, as supplemented by a First Supplemental Indenture, dated as of August 1, 1989 and a Second Supplemental Indenture dated as of May 1, 1999 (as further amended or modified from time to time, the Indenture) between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as trustee (the Trustee). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture. Wherever particular provisions of the Indenture are referred to in the following discussion, those provisions are incorporated by reference into this discussion. The statements herein are qualified in their entirety by the particular provisions of the Indenture. Except as otherwise provided, capitalized terms used in this prospectus shall have the meanings given to them in the Indenture.

General

  The terms and conditions set forth in this prospectus will apply to each Note unless otherwise specified herein or in the applicable pricing supplement and in the Note. The Notes will be issued in fully registered certificated or book-entry form and will constitute a series of Securities issued under the Indenture, in the maximum aggregate principal amount of U.S. $400,000,000, or its equivalent in foreign currencies or composite currencies. Notes issued in certificated form will be represented by certificates delivered to the purchasers designated by the Agent. Notes issued in book-entry form will be represented by certificates deposited with, or on behalf of, The Depository Trust Company (the Depositary) and registered in the name of the Depositary's nominee (Book-Entry Notes).

  The Notes will be offered on a continuing basis and each Note will be due 9 months or more from its date of issue, as selected by the purchaser and agreed to by the Company prior to the issuance thereof (the date on which a Note is due is referred to as the Stated Maturity Date). Maturity Date means the date on which the principal amount of a Note is due, whether at the Stated Maturity Date, or the date of earlier redemption or repayment.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

  The pricing supplement for each Note will state the following:

  .  the principal amount of the Note;

  . the Specified Currency in which the Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts in the country issuing the applicable currency or, in the case of the euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender);

  .  the date on which the Note will be issued;

  .  the Stated Maturity Date of the Note;

  . the Fixed Rate if a Fixed Rate Note or, if a Floating Rate Note, the Base Rate at which the Note will bear interest (including the Spread and/or Spread Multiplier (each as defined below) applicable thereto and any Minimum and/or Maximum Interest Rates (each as defined below) applicable thereto);

  .  the specified Interest Payment Date;

  .  the redemption terms, if any, of the Note;

  .  the repayment terms, if any, of the Note; and

  . additional terms (if any) applicable to the Note. If the Note is denominated in a Specified Currency other than U.S. dollars, the pricing supplement will include information relative to the Specified Currency.

Priority

  All of the Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Substantially all of the Company's assets are subject to a first and prior lien in favor of holders of its First and Refunding Mortgage Bonds (the Bonds), of which approximately $2.6 billion aggregate principal amount are outstanding as of the date hereof. Additional Bonds of any series may be issued from time to time without limit in aggregate principal amount, but not in excess of the amount authorized by the Company's common shareholder (presently $5 billion), subject to certain financial tests. These tests presently would permit the issuance of approximately $2.3 billion principal amount of Bonds in addition to those outstanding, for an aggregate principal amount of approximately $4.9 billion.

Interest

 General

  Unless otherwise specified in the applicable pricing supplement, each Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or duly made available for payment. Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or the Maturity Date.

  Interest will be payable in arrears on each Interest Payment Date specified in the applicable pricing supplement on which an installment of interest is due and payable and on the Maturity Date. Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any Note originally issued between a Record Date (as defined below) and the related Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on the next succeeding Record Date. Unless otherwise specified in the applicable pricing supplement, a Record Date shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates for the Fixed Rate Notes will be May 1 and November 1 of each year. Unless otherwise specified in the applicable pricing supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal (and premium, if any), and/or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the Interest Payment Date or the Maturity Date, as the case may be, to the date of the payment on the next succeeding Business Day.

 Floating Rate Notes

  Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis or formula (the Base Rate), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

  .  the CD Rate (a CD Rate Note),

  .  the Commercial Paper Rate (a Commercial Paper Rate Note),

  .  the Federal Funds Rate (a Federal Funds Rate Note),

  .  LIBOR (a LIBOR Note),

  .  the Prime Rate (a Prime Rate Note),

  .  the Treasury Rate (a Treasury Rate Note),

  .  the CMT Rate (a CMT Rate Note) or

  . some other Base Rate or interest rate formula as is set forth in the pricing supplement and in the Floating Rate Note.

  The Index Maturity for any Floating Rate Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The Spread is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the Base Rate for the Floating Rate Note, and the Spread Multiplier is the percentage specified in the applicable pricing supplement to be applied to the Base Rate for the Floating Rate Note.

  As specified in the applicable pricing supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period (Maximum Interest Rate); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period (Minimum Interest
Rate). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate from time to time permitted by New York law, as the same may be modified by United States law of general application.

  Unless otherwise specified in the applicable pricing supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (that period being the Interest Reset Period for the Note, and the first day of each Interest Reset Period being an Interest Reset Date), as specified in the applicable pricing supplement. Unless otherwise specified in the pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset:

  .  daily, on each Business Day;

  . weekly, on the Wednesday of each week (other than Treasury Rate Notes which reset the Tuesday of each week, unless otherwise provided below);

  .  monthly, on the third Wednesday of each month;

  . quarterly, on the third Wednesday of March, June, September and December;

  . semiannually, on the third Wednesday of two months of each year, as specified in the applicable pricing supplement; and

  . annually, on the third Wednesday of one month of each year, as specified in the applicable pricing supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable pricing supplement (the Initial Interest Rate). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if the next succeeding Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

  Except as provided below, unless otherwise specified in the applicable pricing supplement, the date on which interest on Floating Rate Notes will be payable is, in the case of Floating Rate Notes which reset:

  . daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable pricing supplement;

  . quarterly, on the third Wednesday of March, June, September and December;

  . semiannually, on the third Wednesday of the two months specified in the applicable pricing supplement; and

  . annually, on the third Wednesday of the month specified in the applicable pricing supplement.

  If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to that Floating Rate Note, the Interest Payment Date will be postponed to the following day that is a Business Day with respect to that Floating Rate Note, except that, in the case of a LIBOR Note, if the following Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to the LIBOR Note. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on the payment shall accrue for the period from and after the Maturity Date.

  With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day in the interest period is computed by dividing the interest rate applicable to the day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all amounts used in or resulting from that calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

  Unless otherwise stated in the applicable pricing supplement, the calculation agent (the Calculation Agent) with respect to any issue of Floating Rate Notes shall be The Chase Manhattan Bank. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to that Floating Rate Note.

  The Interest Determination Date pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes and Prime Rate Notes will be the second Business Day next preceding that Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day immediately preceding that Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which that Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, the Interest Reset Date will be the next following Business Day.

  Unless otherwise specified in the applicable pricing supplement, the Calculation Date, where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after that Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  References to U.S. dollars, U.S. $, dollars or $ in this prospectus or any supplement hereto are to the legal currency of the United States of America.

  As used herein, Business Day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City provided, however, that, with respect to Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, that day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of the euro, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day (as defined below). London Business Day means any day (i) if the Index Currency (as defined below) is other than the euro, on which dealings in the Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the euro, on which the TARGET System is open. Principal Financial Center will generally be the capital city of the country of the specified Index Currency or the Specified Currency, as the case may be, except that with respect to United States dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, Swiss francs Australian dollars, Canadian dollars, South African rand and the euro, the Principal Financial Center shall be New York City, Frankfurt, Amsterdam, Milan, London (solely in the case of the Index Currency), Zurich, Melbourne, Toronto, Johannesburg and Frankfurt, respectively.

  Unless otherwise specified in the applicable pricing supplement, interest rates will be determined by the Calculation Agent as follows:

 CD Rate Notes

  CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, CD Rate means, with respect to any Interest Determination Date, the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System (H.15(519)) under the heading "CDs (Secondary Market)."

  The following procedures will be followed if the CD Rate cannot be determined as described above:

  . If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the CD Rate will be the rate on that Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable pricing supplement as published in the daily update of H.15(519), available through the internet site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication (the H.15 Daily Update), or some other recognized electronic source for the purpose of displaying the rate, under the heading "CDs (Secondary Market)".

  . If the rate is not yet published in H.15(519), the H.15 Daily Update or another recognized electronic source, by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the CD Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated in the pricing supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks.

  . If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the CD Rate Notes for which the CD Rate is being determined shall be the Initial Interest Rate).

 Commercial Paper Rate Notes

  Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement, as the rate shall be published in H.15(519), under the heading "Commercial Paper -Nonfinancial."

  The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  . If the above rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on the Interest Determination Date for commercial paper of the specified Index Maturity as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial."

  . If by 3:00 P.M., New York City time, on the Calculation Date the rate is not yet available in either H.15(519) or H.15 Daily Update, or another recognized electronic source, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on the Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization.

  . If the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which the Commercial Paper Rate is being determined shall be the Initial Interest Rate).

  Money Market Yield shall be a yield calculated in accordance with the following formula and expressed as a percentage:

                              D x 360
      Money Market Yield = ------------- x 100
                           360 - (D x M)

      D = the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal,

      M = the actual number of days for which interest is being calculated.

 Federal Funds Rate Notes

  Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate means, with respect to any Interest Determination Date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as that rate is displayed on Bridge Telerate, Inc. (or any successor service) (the Telerate) on page 120 (or any other page as may replace that page on the service) (Telerate Page 120).

  The following procedures will be followed if the Federal Funds Rate cannot be determined as set forth above:

  . If the rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate will be the rate on the applicable Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate", or another recognized electronic source used for the purpose of displaying that rate, under the caption "Federal Funds (Effective)."

  . If the rate does not appear on Telerate Page 120, or is not yet published in either H.15(519), the H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, as of 9:00 A.M., New York City time, on the Interest Determination Date, arranged by three leading brokers of federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent.

  . If the brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which the Federal Funds Rate is being determined shall be the Initial Interest
     Rate).

 LIBOR Notes

  LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, LIBOR for each Interest Determination Date will be determined by the Calculation Agent as follows:

  . As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case the single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear (unless, as described above, only a single rate is required) on the Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable pricing supplement) or no rate appears (if as described above, only a single rate is required or if "LIBOR Telerate" is specified in the applicable pricing supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described below.

  . With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable pricing supplement) or on which no rate appears (if as described above, only a single rate is required or if "LIBOR Telerate" is specified in the applicable pricing supplement), the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in the Index Currency in the market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or any other time specified in the applicable pricing supplement), in the applicable Principal Financial Center for the country of the Index Currency on the Interest Determination Date, by three major banks (which may include affiliates of the Agents) in the Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in the Index Currency in the market at that time; provided, however, that if the banks selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

  Index Currency means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency shall be U.S. dollars.

  Designated LIBOR Page means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or
(b) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on the Telerate for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR

Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

 Prime Rate Notes

  Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified in the Prime Rate Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for that date under the caption "Bank Prime Loan."

  The following procedures will be followed if the Prime Rate cannot be determined as set forth above:

  . If the rate above is not yet published by 3:00 P.M. New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Prime Rate will be the rate on the applicable Interest Determination Date as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

  . If by 3:00 P.M., New York City time, on the Calculation Date the rate is not yet available in either H.15(519) or H.15 Daily Update or another recognized electronic source, then the Prime Rate for that Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen US PRIME 1 Page as that bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the Interest Determination Date as quoted on the Reuters Screen US PRIME 1 Page on the Interest Determination Date.

  . If fewer than four rates appear on the Reuters Screen US PRIME 1 Page for any Interest Determination Date, the rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on the applicable Interest Determination Date by three major money center banks in New York City (which may include affiliates of the Agents) selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  . If the banks or trust companies selected by the Calculation Agent are not quoting as set forth above, the Prime Rate in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Rate).

  Reuters Screen US PRIME 1 Page means the display designated as Page "US PRIME 1" on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

 Treasury Rate Notes

  Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the auction held on that date of direct obligations of the United States (Treasury Bills) having the Index Maturity designated in the applicable pricing supplement under the heading "Investment Rate" on the display on the Telerate on page 56 (or any other page as may replace that page on the service) (Telerate Page 56) or page 57 (or any other page as may replace that page on the service) (Telerate Page 57).

  The following procedures will be followed if the Treasury Rate cannot be determined as set forth above:

  . If the rate above is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate for the Interest Determination Date will be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate for the applicable Treasury Bills, published in the H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" on the Interest Determination Date, or if not so published by 3:00 P.M., New York City time, on the Calculation Date, the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the auction rate of the applicable Treasury Bills as otherwise announced by the United States Department of the Treasury.

  . In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on the Interest Determination Date of Treasury Bills having the Index Maturity designated in the applicable pricing supplement as published in H.15(519), or such other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  . If the rate above is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on the Interest Determination Date of such Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market."

  . If the rate above is not published in H.15(519), H.15 Daily Update, or another recognized electronic source, by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement.

  . If the dealers selected by the Calculation Agent are not quoting bid rates as mentioned in the preceding paragraph, the Treasury Rate for the affected Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).

 CMT Rate Notes

  CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable pricing supplement.

  Unless otherwise indicated in an applicable pricing supplement, CMT Rate means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption
". . . Treasury Constant Maturities. . . Federal Reserve Board Release
H.15. . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for

(i) if the Designated CMT Telerate Page is 7051, the Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date occurs.

  The following procedures will be followed if the CMT Rate cannot be determined as set forth above:

  . If the rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

  . If the rate is no longer published, or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to the Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

  . If the relevant information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a Reference Dealer) selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury notes) with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.

  . If the Calculation Agent cannot obtain three Treasury notes quotations, the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in New York City (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100,000,000.

  . If three or four (and not five) of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of the quotes will be eliminated.

  . If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate for the applicable Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate).

  . If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

  Designated CMT Telerate Page means the display on the Telerate on the page designated in an applicable pricing supplement (or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  Designated CMT Maturity Index shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable pricing supplement with respect to which the CMT Rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

Purchase Price; Registered Form; Minimum Denomination

  Each Note will be issued for a purchase price equal to 100% of the principal amount thereof (unless otherwise provided in the applicable pricing supplement) in fully registered certificated or book-entry form. Unless otherwise specified in the applicable pricing supplement, each Note will be issued in a minimum denomination of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof or, in the case of a Note denominated in a Specified Currency other than U.S. dollars, a minimum denomination of the equivalent of U.S. $1,000 in the Specified Currency, as determined by application of the Exchange Rate on the Business Day immediately preceding the trade date for the Notes, rounded down to an integral multiple of 1,000 units of the Specified Currency, and in any amount in excess thereof that is an integral multiple of 1,000 units of the Specified Currency.

Redemption or Conversion

  No Note will be subject to conversion, amortization, or any sinking fund, unless otherwise provided in the pricing supplement therefor. The Notes will be subject to redemption by the Company on and after their respective Redemption Dates, if any. Redemption Dates and the applicable Redemption Prices, if any, will be fixed at the time of sale and set forth in the applicable pricing supplement and on the applicable Note. If no Redemption Date or Redemption Price is indicated with respect to a Note, the Note will not be redeemable prior to its Stated Maturity Date. On and after the Redemption Date, the applicable Note will be redeemable in whole or in part (provided that any remaining principal amount of the Note shall be equal to an authorized denomination thereof) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption. Notwithstanding the foregoing, if a date prior to which the Company may not redeem the Note as a part of, or in anticipation of, a refunding operation (Limitation Date) is specified in the applicable pricing supplement and on the applicable Note, the Company may not redeem the Note prior to the Limitation Date as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company of less than the rate (Refunding Rate) specified in the pricing supplement and on the applicable Note.

Repayment at the Option of the Holder; Repurchases by the Company

  The Notes will be repayable by the Company at the option of the Holders thereof prior to the Stated Maturity Date only if one or more Repayment Dates are specified in the applicable pricing supplement. If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Repayment Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or any other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York (currently the corporate trust office of the Trustee located at 55 Water Street, New York, New York 10041) not more than 60 nor less than 30 calendar days prior to the date of repayment, (i) in the case of a certificated Note, the certificated Note and the form thereon entitled "Option to Elect Repayment" duly completed or (ii) in the case of a Book-Entry Note, instructions to that effect from the applicable Beneficial Owner (as hereinafter defined) to the Depositary and forwarded by the Depositary. Exercise of the repayment option by the Holder will be irrevocable.

  Only the Depositary may exercise the repayment option in respect of beneficial interests in the Book-Entry Notes. Accordingly, Beneficial Owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the Participant (as hereinafter defined) through which they own their interests to direct the Depositary to exercise the repayment option on their behalf. In order to ensure that the instructions are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant (as defined below) through which it owns its interest before the Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interest for the respective deadlines for each of the applicable Participants. All instructions given to Participants from Beneficial Owners relating to the option to elect repayment shall be irrevocable. In addition, at the time the instructions are given, each Beneficial Owner shall cause the Participant through which it owns its interest to transfer its interest in the Book-Entry Notes or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See DESCRIPTION OF THE NOTES--BOOK-ENTRY NOTES.

  If applicable, the Company will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes purchased by the Company in this manner may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

Payment of Principal, Premium and Interest

  Payments of principal of (and premium, if any) and interest on all Notes will be made by the Company to the registered owners of the Notes, which in the case of Book-Entry Notes is the Depositary or its nominee. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Note, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal (and premium, if any) or interest in respect of a Book-Entry Note, will credit immediately the accounts of the related Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the Participants.

  Payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that Holders of Notes denominated in a Specified Currency other than U.S. dollars may elect to have principal and interest payments converted into U.S. dollars. Payments of principal of and interest on Notes made in a Specified Currency other than U.S. dollars will be made by wire transfer to an account designated by the Holder at a bank outside of the United States. Payments of principal of (and premium, if any) and interest on Notes paid in U.S. dollars and issued in certificated form will be made by wire transfer to an account designated by the Holder or, in the absence of a designation, by check mailed to the address of the Holder as it appears on the Security Register maintained by the Trustee acting in its capacity as Security Registrar for the Notes. The Holder shall make its designation by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 days prior to the Maturity Date, or with respect to Notes denominated in a currency other than U.S. dollars, in connection with any transfer after the 16th day. Until a Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make the payment and all succeeding payments to the Holders of Notes by wire transfer to the designated account. Payments of interest with respect to Notes will be made to the Holder appearing on the Security Register on the applicable Record Date (as defined below) or, in the case of interest payable at the Maturity Date, to the person presenting the Note for payment of principal (and premium, if any).

  In the case of a Note issued between a Record Date and the Interest Payment Date relating to that Record Date, interest for the period beginning on the date of issue and ending on that Interest Payment Date will be paid to the Holder appearing on the Security Register on the next succeeding Record Date. Payments of the principal of (and premium, if any) and interest on a Note at the Maturity Date will be made in immediately available funds (at a bank outside the United States, in the case of payments made in a Specified Currency other than U.S. dollars) in the Specified Currency, upon surrender of the Note to the Trustee. See IMPORTANT CURRENCY INFORMATION and RISK FACTORS.

  The Trustee maintains in the Borough of Manhattan, New York City, an office where Notes may be presented for payment and may be transferred or exchanged. Principal (and premium, if any) and interest at the Maturity Date will be payable, and Notes will be transferable, at the Corporate Trust Office of the Trustee, which presently is located at 55 Water Street, New York, New York 10041.

Book-Entry Notes

  The Company has established a depository arrangement with the Depositary with respect to the Book-Entry Notes, the terms of which are summarized below. If there are any additional or differing terms of the depository arrangement with respect to the Book-Entry Notes, they will be described in the applicable pricing supplement.

  Book-Entry Notes of like tenor and terms up to $200,000,000 aggregate principal amount may be represented by a single global security. Each global security will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, a global security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any nominee to a successor of the Depositary or a nominee of a successor.

  So long as the Depositary or its nominee is the registered owner of a global security representing Book-Entry Notes, the Depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented by that global security for all purposes under the Indenture. Except as provided below, Beneficial Owners will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof for any purpose under the Indenture, and no global security representing Book-Entry Notes will be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary, and if a Beneficial Owner is not a Participant, on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a holder under the global security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing Book-Entry Notes.

  Unless otherwise specified in the applicable pricing supplement, each global security representing Book-Entry Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

  . the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global securities or the Company is aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any case, the Company shall not have appointed a successor to the Depositary within 90 calendar days thereafter; or

  . the Company, in its sole discretion, determines that the global securities shall be exchangeable for certificated Notes.

  Upon any exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the global security or securities representing Book-Entry Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary to the Trustee).

  The following is based on information furnished to the Company and the Agents by the Depositary:

    The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co., the Depository's partnership nominee. One fully registered global security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of the issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one global security will be issued with respect to each $200,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of the issue.

    The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants (Participants) and to facilitate the clearance and settlement of securities transactions among its Participants in these securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Direct Participants (Direct Participants) include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Persons who are not Participants may beneficially own securities held by the Depositary only through Participants.

    The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The rules applicable to the Depositary and its Participants are on file with the SEC.

    Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the applicable Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a global security (Beneficial Owner) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for the Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all global securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of Cede & Co. The deposit of global securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners; the Depositary's records reflect only the identity of the Direct Participants to whose accounts the Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial

  Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the global securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal (and premium, if any) and interest payments on the global securities representing the Book-Entry Notes will be made in immediately available funds to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on that date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and/or interest to the Depositary is the responsibility of the Company and the Trustee, disbursement of the payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of the payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes of like tenor and terms are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in the affected issue to be redeemed.

    A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of the Book-Entry Notes to be repaid by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on the Depositary's records, to the Trustee. The requirement for physical delivery of Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the applicable Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

    Management of the Depositary is aware that some computer applications, systems and the like for processing data (Systems) that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. The Depositary has informed Direct Participants and Indirect Participants and other members of the financial community (the Industry) that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Depositary (Depositary Services), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, the Depositary's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Depositary's Direct Participants and Indirect Participants, third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (i) impress upon them the importance of these services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing contingency plans as it deems appropriate.

    According to the Depositary, the information in the preceding two paragraphs with respect to the Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    The Depositary may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Trustee. In the event that a successor securities depository is not obtained, certificated Notes are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated Notes will be printed and delivered. Unless otherwise specified in the applicable pricing supplement, Notes issued in this manner in certificated form will be issued in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof and will be issued in registered form only, without coupons.

  The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any Agent takes any responsibility for the accuracy thereof.

The Indenture

  The Indenture provides that, in addition to the Notes offered hereby, additional debt securities (including both interest bearing and original issue discount securities in both bearer form and certificated or book-entry registered form) may be issued thereunder, without the consent of the Holders of the Notes and without limitation as to the aggregate principal amount (Section 301). The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company.

  Except as may be described in the applicable pricing supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford Holders of the Notes additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. However, any of the listed transactions would require regulatory approval, and management of the Company believes that approval would be unlikely for a transaction that would result in the Company having a highly leveraged capital structure.

  No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

  The Indenture provides that the Notes may be issued at various times, may have differing Stated Maturity Dates, may have varying redemption or repayment provisions, may be issued in multiple currencies and may bear interest at differing rates.

Events of Default

  The following constitute Events of Default under the Indenture with respect to the Notes: (1) default in the payment of principal of (and premium, if any) on any Note when due and the continuation thereof uncured for a period of three Business Days; (2) default in the payment of interest on any Note when due and the continuation thereof uncured for a period of 30 days; (3) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of one or more series of Securities other than the Notes), and the continuation thereof uncured for a period of 60 days after written notice as provided in the Indenture; (4) default in the payment of principal or interest on, or acceleration of, Securities of any other series issued under the Indenture or any other bond, debenture, note or other evidence of indebtedness for borrowed money, in an aggregate amount exceeding U.S. $5,000,000, of the Company which default is not cured or acceleration not annulled or indebtedness not discharged, within a period of 90 days after written notice as provided in the Indenture; and (5) certain events of bankruptcy, insolvency or reorganization (Section 501). No Event of Default with respect to the Notes necessarily constitutes an Event of Default with respect to other Securities issued under the Indenture.

  If an Event of Default with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 33% in aggregate principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree based on that acceleration has been obtained, the Holders of a majority in principal amount of the outstanding Notes may, under certain circumstances, rescind and annul an acceleration (Section 502).

  The Indenture provides that, subject to the duty of the Trustee during the pendency of a default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee reasonable indemnity therefor (Section 603). Subject to the provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or the exercise of any trust or power conferred on the Trustee, with respect to the Notes (Section
512). The right of the Holder of a Note to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of the principal of (and premium, if any) and interest on the Note held by it when due and to institute suit for the enforcement of any right of payment (Sections 507 and 508). The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Notes, is required to give the Holders of the Notes notice of the default unless cured or waived, provided that, except in the case of default in the payment of principal of (and premium, if any) or interest on any Note, the Trustee may withhold notice if it determines it is in the interest of the Holders to do so (Section 602).

  The Company is required under the terms of the Indenture to furnish annually to the Trustee a statement as to the performance by the Company of certain of its obligations thereunder and as to any default in its performance (Section
1008).

Concerning The Trustee

  The Chase Manhattan Bank, which is the Trustee under the Indenture, acts as a depository of funds of, has made or from time to time in the future may make loans to, and acts as trustee with respect to other debt of and performs certain other services for, the Company and certain of its affiliates in the normal course of its business. It has purchased, and is likely to purchase in the future, securities of the Company and its affiliates.

Listing

  The Notes will not be listed on any national or regional securities exchange.

SPECIAL PROVISIONS RELATING TO NOTES DENOMINATED IN A SPECIFIED CURRENCY OTHER
                               THAN U.S. DOLLARS

General

  Unless otherwise specified in the applicable pricing supplement, Notes denominated in a Specified Currency other than U.S. dollars will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus is directed to prospective purchasers who are United States residents and, with respect to Notes denominated in a Specified Currency other than U.S. dollars, is by necessity incomplete. The Company and the Agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of (and premium, if any) and interest on Notes denominated in a Specified Currency other than U.S. dollars. These persons should consult their own financial and legal advisors with regard to these matters. See RISK FACTORS--EXCHANGE RATES AND EXCHANGE CONTROLS and IMPORTANT CURRENCY INFORMATION.

Payment of Principal, Premium and Interest

  Unless otherwise specified in the applicable pricing supplement, the Company is obligated to make payments of principal of (and premium, if any) and interest on a Note in the Specified Currency. Any amounts payable by the Company in a Specified Currency other than U.S. dollars will be converted by the exchange rate agent named in the applicable pricing supplement (Exchange Rate Agent) into U.S. dollars for payment to Holders unless otherwise specified in the applicable pricing supplement or the Holder of the Note elects, in the manner described below, to receive those amounts in the Specified Currency.

  The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive one or more payments of principal (and premium, if any) and interest in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the applicable payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs in respect of any payment will be borne by the Holder of the Note to which the payment relates by deduction from that payment.

  The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment of the principal of (and premium, if any) and interest on the Note in U.S. dollars by transmitting a written request for payment to the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date or at least 16 calendar days prior to the Maturity Date. The written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment in U.S. dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. This election will remain in effect until the Note is transferred or until the election is changed by written notice to the Trustee, but written notice of any change must be received by the Trustee on or prior to the Record Date or at least 16 calendar days prior to the Maturity Date. Holders of Notes denominated in a Specified Currency other than U.S. dollars whose Notes are to be held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than U.S. dollars, a Beneficial Owner which elects to receive payments of principal (and premium, if any) and/or interest in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of its election. The applicable Participant must notify the Depositary of the election on or prior to the third Business Day after the applicable Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Trustee of the election on or prior to the fifth Business Day after the Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the Trustee, on or prior to the applicable dates, then the affected Beneficial Owner will receive payments in the Specified Currency.

  In order for a Holder of a Note who has elected to receive payments of principal (and premium, if any) and interest in a Specified Currency other than U.S. dollars to receive payments by wire transfer, the Holder must designate an appropriate account with a bank located in the country of the Specified Currency. The designation should be made by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 calendar days prior to the Maturity Date or in connection with any transfer after the 16th day. Until the Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make the payments to the Holder by wire transfer to the designated account. If a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, a notice will be mailed to the Holder at its registered address requesting the relevant information, and no payment will be made until a designation is made. The Company will pay any administrative costs imposed by banks in connection with making wire transfers of payments, but any tax, assessment, governmental or other charges imposed upon the payments will be borne by the Holder of the Note in respect of which the payment is made and deducted from the payment.

Availability of Specified Currency

  If the Specified Currency for a Note denominated in a Specified Currency other than U.S. dollars is not available for the required payment of principal (and premium, if any,) and/or interest in respect thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of the Note by making the payment in U.S. dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day prior to payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement.

  The Market Exchange Rate for a Specified Currency other than U.S. dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in U.S. dollars under those circumstances where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of Notes denominated in a Specified Currency other than U.S. dollars. See RISK FACTORS--EXCHANGE RATES AND EXCHANGE CONTROLS.

Judgments

  Under current New York law, a state court in the State of New York rendering a judgment in respect of a Note denominated in a Specified Currency other than U.S. dollars would be required to render the judgment in the Specified Currency, and the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, the Holder of the Note would be subject to exchange rate fluctuations between the date of entry of a judgment in a foreign currency and the time the amount of the foreign currency judgment is paid to the Holder in U.S. dollars and converted by the Holder into the Specified Currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the Company, regarding certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect or possible differing interpretations. This discussion deals only with Notes held as capital assets by original purchasers who are U.S. Holders (as defined below) and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a straddle for tax purposes, or persons whose functional currency is not the United States dollar.

  Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

  As used herein, the term U.S. Holder means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a
Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Holders. As used herein, the term non-U.S. Holder means a beneficial owner of a Note that is not a U.S. Holder.

Payments of Interest

  Except as provided below under Original Issue Discount, payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

Original Issue Discount

  Certain Notes may be issued with original issue discount (Original Issue Discount) within the meaning of section 1273(a) of the Internal Revenue Code of 1986, as amended (the Code). The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount. The following summary is based upon final Treasury regulations (the OID Regulations) released by the Internal Revenue Service (IRS) under the original issue discount provisions of the Code.

  For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if the excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of that Note). The issue price of each Note in an issue of Notes equals the first price at which a substantial amount of the Notes of that issue has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than qualified stated interest payments. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of that Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on that Note or any "true" discount on that Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of an Original Issue Discount Note must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to that income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount Note is the sum of the daily portions of original issue discount with respect to the Original Issue Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Original Issue Discount Note. The daily portion of original issue discount on any Original Issue Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Original Issue Discount Note's adjusted issue price at the beginning of the applicable accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to the applicable accrual period. The adjusted issue price of an Original Issue Discount Note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A U.S. Holder who purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount Note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount which the U.S. Holder must include in its gross income with respect to the Original Issue Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Original Issue Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Under the OID Regulations, Floating Rate Notes and Indexed Notes (Variable Notes) are subject to special rules whereby a Variable Note will qualify as a variable rate debt instrument if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

  A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless the cap or floor is fixed throughout the term of the Note. An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A qualified inverse floating rate is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument under the OID Regulations and if the interest on the Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a variable rate debt instrument under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

  In general, any other Variable Note that qualifies as a variable rate debt instrument will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on this type of Variable Note. The OID Regulations generally require that a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of that Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be a figure so that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above. Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for the original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that those amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

  If a Variable Note does not qualify as a variable rate debt instrument under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. U.S. Holders should be aware that on June 11, 1996, the Treasury Department issued final regulations (the CPDI Regulations) concerning the proper United States federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of this type of instrument to include future contingent and noncontingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable pricing supplement.

  Certain of the Notes (i) may be redeemable at the option of the Company prior to their Stated Maturity Date (a call option) and/or (ii) may be repayable at the option of the holder prior to their Stated Maturity Date (a put option). Notes containing these features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with these features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Short-Term Notes

  Notes that have a fixed maturity of one year or less (Short-Term Notes) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue this original issue discount unless the U.S. Holder elects to do so. If the election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Market Discount

  If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, the U.S. Holder will be treated as having purchased the Note at a market discount, unless the market discount is less than a specified de minimis amount.

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of the payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the Note at the time of the payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, this currently included market discount is treated as ordinary interest for United States federal income tax purposes. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

Premium

  If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the Note with amortizable bond premium equal in amount to the excess. A U.S. Holder may elect to amortize the premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of the excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

Disposition of a Note

  Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included that market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the Note. This gain or loss generally will be long-term capital gain or loss if the Note were held for more than the applicable holding period. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Notes Payable in a Currency other than U.S. Dollars

  Cash Method

  A U.S. Holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a Note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. Holder's tax basis in the foreign currency.

  Accrual Method

  A U.S. Holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the applicable accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

  Purchase, Sale and Retirement of Notes

  A U.S. Holder who purchases a Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Note, determined on the date of purchase.

  Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in the Note. This gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the

U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held by the U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, these amounts must be taken into account as interest income, with exchange gain or loss computed as described in NOTES PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS--ACCRUAL METHOD above. If a U.S. Holder receives foreign currency on this type of sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Note is disposed of (or deemed disposed of as a result of a material change in the terms of the Note). In the case of a Note that is denominated in foreign currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. Holder's adjusted tax basis in a Note will equal the cost of the Note to that holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to the Note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a Note, and the amount of any subsequent adjustments to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the Note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment.

  Gain or loss realized upon the sale, exchange or retirement of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the payment is received or the Note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the U.S. Holder acquired the Note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the Note.

  Original Issue Discount

  In the case of an Original Issue Discount Note or Short-Term Note, (i) original issue discount is determined in units of the foreign currency, (ii) accrued original issue discount is translated into U.S. dollars as described in NOTES PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS--ACCRUAL METHOD above and (iii) the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of the receipt, with the amount of original issue discount accrued, as translated above.

  Premium and Market Discount

  In the case of a Note with market discount, (i) market discount is determined in units of the foreign currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on the disposition date (and no part of the accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during the applicable accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Note in the manner described in NOTES PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS--ACCRUAL METHOD above with respect to computation of exchange gain or loss on accrued interest.

  With respect to a Note acquired with amortizable bond premium, the premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to that period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the Note.

  Exchange of Foreign Currencies

  A U.S. Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a Note equal to the U.S. dollar value of that foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Notes) will be ordinary income or loss.

Backup Withholding

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not exempt recipients and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that the seller is a non-U.S. Holder (and certain other conditions are met). This type of sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (Agents), who have agreed to use their best efforts to solicit purchases of the Notes. The Company will pay an Agent a commission in U.S. dollars ranging from .125% to .750% (or as agreed, in the case of Notes with a maturity of more than 30 years) of the principal amount of each Note sold through that Agent depending on the Specified Currency and maturity of the Note. The Company may also sell Notes to any Agent at a discount from the principal amount thereof equal to the commission and that Agent may later resell those Notes to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by the Agent or, if so agreed, at a fixed public offering price. The Company has reserved the right to appoint other agents from time to time to or through whom the Notes may be sold. The Notes may also be sold by the Company directly to purchasers. No commission will be payable to the Agents on Notes sold directly to purchasers by the Company.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable pricing supplement, any Note sold to an Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

  The Company reserves the right to withdraw, cancel or modify the offering of Notes at any time without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agents. Each Agent will have the right, exercisable in its reasonable discretion, to reject any proposed purchase of Notes in whole or in part.

  The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any national or regional securities exchange. The Agents have informed the Company that they intend to make a market in the Notes, but are under no obligation to do so and any Agent may cease making a market in the Notes at any time. Therefore, no assurance can be given that a trading market for the Notes will exist in the future.

  In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, the applicable Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of those purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.

  Each of the Agents from time to time has acted as a financial advisor to the Company and has underwritten certain of the Company's public securities offerings, and may do so in the future.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Agents may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain other expenses.

                                    EXPERTS

  The financial statements in the Company's Annual Report on Form 10-K filed with the SEC, which is incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the Form 10-K. Those financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, also incorporated herein by reference, which report is given upon their authority as experts in accounting and auditing.

  Legal conclusions relating to the Company's franchises and title to its properties in the Company's Annual Report on Form 10-K and legal conclusions under DESCRIPTION OF THE NOTES, including limitations upon the Company's issuance of bonds, herein have been reviewed by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, except that, insofar as matters relating to title to properties are governed by the laws of West Virginia, they have been reviewed by Jackson & Kelly PLLC, Charleston, West Virginia. The statements are included on the authority of these firms, respectively, as experts.

                                LEGAL OPINIONS

  Certain legal matters in connection with the Notes will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, and for any underwriters, dealers or agents, by Mays & Valentine, L.L.P., Richmond, Virginia, which also performs certain legal services for the Company and its affiliates on other matters.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

You should rely only on the information contained or incorporated by reference in this prospectus and any pricing supplement. Neither we nor any Agent has authorized anyone to provide you with information different from that contained in this prospectus and any pricing supplement. We are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any pricing supplement is accurate only as of their respective dates, regardless of the time of their delivery or any sale of the Notes.

                                ---------------

                                   CONTENTS

                                                                          Page
                                                                          ----
Where You Can Find More Information...................................... 2
Disclosure Regarding Forward-Looking Statements.......................... 2
Important Information for Non-U.S. Residents............................. 3
Important Currency Information........................................... 3
The Prospectus........................................................... 3
Risk Factors............................................................. 4
The Company.............................................................. 5
Use of Proceeds.......................................................... 6
Ratio of Earnings to Fixed Charges....................................... 6
Description of the Notes................................................. 6
Special Provisions Relating to Notes Denominated in a Specified Currency
 other than U.S. Dollars................................................. 24
Certain United States Federal Income Tax Considerations.................. 26
Plan of Distribution..................................................... 33
Experts.................................................................. 34
Legal Opinions........................................................... 35

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               U.S. $400,000,000

                      Virginia Electric and Power Company

                          Medium-Term Notes,Series G

                                ---------------

                                  PROSPECTUS

                                ---------------

                              Merrill Lynch & Co.

                             Goldman, Sachs & Co.

                                Lehman Brothers

                          Morgan Stanley Dean Witter


                                      , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

Item 14. Other Expenses of Issuance and Distribution.

  Securities and Exchange Commission Fee.............................. $111,200
  Fees and Expense of Trustee.........................................   30,000
  Printing Expenses...................................................   25,000
  Counsel Fees........................................................   90,000
  Rating Organization Fees............................................  330,000
  Accountant Fees.....................................................   65,000
  Miscellaneous.......................................................   13,800
                                                                       --------
    Total............................................................. $665,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Article VI of the Restated Articles of Incorporation, as amended, of the registrant provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ended September 1, 2001, and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

Item 16. Exhibits.

  1   --Form of Distribution Agreement for the Notes between the Company and
       Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
       Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Lehman
       Brothers Inc., (filed herewith).
  4.1 --Trust Indenture, dated as of April 1, 1988, Exhibit 4(i), File No. 33-
       21319, incorporated by reference; First Supplemental Indenture, dated
       August 1, 1989, Exhibit 4(ii), File No. 33-30532, incorporated by reference.
  4.2 --Form of Second Supplemental Indenture (filed herewith).
  4.3 --Form of Fixed Rate Medium-Term Note, Series G (filed herewith).
  4.4 --Form of Floating Rate Medium-Term Note, Series G (filed herewith).
  5   --Legality Opinion of McGuire, Woods, Battle & Boothe LLP (filed herewith).
  8   --Tax Opinion of McGuire, Woods, Battle & Boothe LLP (filed herewith).
 12   --Statements regarding computation of ratios (filed herewith).
 23.1 --Consents of McGuire, Woods, Battle & Boothe LLP (contained in Exhibits
       5 and 8).
 23.2 --Consent of Jackson & Kelly PLLC (filed herewith).
 23.3 --Consent of Deloitte & Touche LLP (filed herewith).
 24   --Power of Attorney (included herein).
 25   --Statement of eligibility of Trustee (filed herewith).

Item 17. Undertakings.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes each Agent for Service named in the registration statement, as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement, and the registrant hereby confers like authority to sign and file on its behalf.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 13th day of April, 1999.

                                          Virginia Electric and Power Company

                                                    /s/ Thos. E. Capps
                                          By __________________________________
                                             (Thos. E. Capps, Chairman of the
                                                    Board of Directors)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 13th day of April, 1999.

             Signatures                             Title

         /s/ Thos. E. Capps               Chairman of the Board of
-------------------------------------      Directors and Director
           Thos. E. Capps

       /s/ John B. Adams, Jr.             Director
-------------------------------------
         John B. Adams, Jr.

            /s/ N. Askew                  President (Chief
-------------------------------------      Executive Officer) and
            Norman Askew                   Director

                                          Director
-------------------------------------
          John B. Bernhardt

         /s/ James F. Betts               Director
-------------------------------------
           James F. Betts

          /s/ Jean E. Clary               Director
-------------------------------------
            Jean E. Clary

         /s/ John W. Harris               Director
-------------------------------------
           John W. Harris

    /s/ Benjamin J. Lambert, III          Director
-------------------------------------
      Benjamin J. Lambert, III

                                          Director
-------------------------------------
       Richard L. Leatherwood

             Signatures                           Title

     /s/ Harvey L. Lindsay, Jr.          Director
------------------------------------
       Harvey L. Lindsay, Jr.

       /s/ Kenneth A. Randall            Director
------------------------------------
         Kenneth A. Randall

        /s/ William T. Roos              Director
------------------------------------
          William T. Roos

         /s/ Frank S. Royal              Director
------------------------------------
           Frank S. Royal

       /s/ S. Dallas Simmons             Director
------------------------------------
         S. Dallas Simmons

       /s/ Robert H. Spilman             Director
------------------------------------
         Robert H. Spilman

       /s/ William G. Thomas             Director
------------------------------------
         William G. Thomas

       /s/ Judith B. Warrick             Director
------------------------------------
         Judith B. Warrick

        /s/ David A. Wollard             Director
------------------------------------
          David A. Wollard

          /s/ John A. Shaw               Senior Vice President,
------------------------------------      Chief Financial
            John A. Shaw                  Officer and Treasurer

       /s/ M. S. Bolton, Jr.             Vice President and
------------------------------------      Controller (Principal
         M. S. Bolton, Jr.                Accounting Officer)

                               INDEX TO EXHIBITS

  1   --Form of Distribution Agreement for the Notes between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
       Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co.
       Incorporated and Lehman Brothers Inc., (filed herewith).
  4.1 --Trust Indenture, dated as of April 1, 1988, Exhibit 4(i), File
       No. 33-21319, incorporated by reference; First Supplemental
       Indenture, dated August 1, 1989, Exhibit 4(ii), File No. 33-
       30532, incorporated by reference.
  4.2 --Form of Second Supplemental Indenture (filed herewith).
  4.3 --Form of Fixed Rate Medium-Term Note, Series G (filed herewith).
  4.4 --Form of Floating Rate Medium-Term Note, Series G (filed herewith).
  5   --Legality Opinion of McGuire, Woods, Battle & Boothe LLP (filed herewith).
  8   --Tax Opinion of McGuire, Woods, Battle & Boothe LLP (filed herewith).
 12   --Statements regarding computation of ratios (filed herewith).
 23.1 --Consents of McGuire, Woods, Battle & Boothe LLP (contained in
       Exhibits 5 and 8).
 23.2 --Consent of Jackson & Kelly PLLC (filed herewith).
 23.3 --Consent of Deloitte & Touche LLP (filed herewith).
 24   --Power of Attorney (included herein).
 25   --Statement of eligibility of Trustee (filed herewith).